Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 5 to Form S-4 of our report dated March 29, 2021, with respect to our audits of the financial statements of Venus Acquisition Corporation as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

February 11, 2022